Media Contact: Investor Contact:
Jessica Stejskal | SVP MarketingJustin Horstman | Director of Investor Relations
jessica.stejskal@bwbmn.com | 952.893.6860justin.horstman@bwbmn.com | 952.542.5169

August 17, 2021

Bridgewater Bancshares, Inc. Announces

Closing of $60.0 Million Depositary Shares Offering

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB), the parent company of Bridgewater Bank, today announced the closing of its underwritten public offering of 2,400,000 depositary shares, each representing a 1/100th ownership interest in a share of 5.875% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), with a liquidation preference of $2,500 per share (equivalent to $25.00 per depositary share). Bridgewater also granted the underwriters a 30-day option to purchase up to 360,000 additional depositary shares. The depositary shares will be listed on the Nasdaq Capital Market under the symbol “BWBBP” and are expected to begin trading within 30 days.

The net proceeds to Bridgewater from the offering were approximately $57.8 million, after the deduction of underwriting discounts and commissions and offering expenses. Bridgewater intends to use the net proceeds from the offering for general corporate purposes, including support for organic growth plans, support for bank level capital ratios and possible redemption or repurchase of currently outstanding indebtedness.

Dividends will be payable on the Series A Preferred Stock if, as and when declared by Bridgewater’s Board of Directors on a non-cumulative basis on March 1st, June 1st, September 1st and December 1st of each year, commencing on December 1, 2021, at a per annum rate of 5.875%.

D.A. Davidson & Co. acted as the lead book-running manager and Performance Trust Capital Partners, LLC acted as joint lead book-running manager for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering of the depositary shares is being made only by means of a prospectus supplement and accompanying prospectus, copies of which, when available, can be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting D.A. Davidson & Co. at 8 Third Street North, Great Falls, MT 59401, or by emailing prospectusrequest@dadco.com, or calling 1-800-332-5915; or by contacting Performance Trust Capital Partners, LLC at 500 W. Madison Ave, Suite 450, Chicago IL 60661, or by emailing mshields@performancetrust.com, or by calling (312) 521-1638.

About Bridgewater
Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater’s primary banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and high-net-worth individuals. By pairing a range of deposit, lending and business services solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $3.2 billion and seven branches as of June 30, 2021, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services and esteemed corporate culture.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including but not limited to statements about the anticipated use of the net proceeds from the offering and other matters.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.